Global Axcess Corp Reports Record First Quarter 2011 Revenues

- Q1 2011 Revenues Up 31% Sequentially from Q4 2010 and 48% Year-over-Year from Q1 2010 -
- Quarterly Gross Profit Expands 50% Sequentially from Q4 2010 –

JACKSONVILLE, Fla., May 3, 2011 /PRNewswire-FirstCall/ -- Global Axcess Corp (OTC Bulletin Board: GAXC - News; the "Company"), an independent provider of self-service kiosk solutions, today announced the financial results for the first quarter of 2011 ended March 31, 2011. The Company also provided an outlook for the second quarter of 2011.

“We are showing improvement in operating and financial results as we optimize the business,” commented Michael I. Connolly, Co-Chief Executive Officer. “Our efforts are reflected in the increased revenues and expanding gross margins as compared from the fourth quarter of 2010. We narrowed the operating loss considerably from last quarter and our key metrics are trending in the right direction. We have set the foundation for continued improvements as we move through 2011.”

Key financial and operational statistics in the first quarter of 2011 include:

ATM Services Business Line
•
First quarter 2011 surcharge transactions increased by approximately 8% over surcharge transactions for the fourth quarter of 2010 and by approximately 5% over surcharge transactions for the first quarter of 2010.

•
First quarter 2011 ATM services revenue increased by approximately 12% over ATM services revenue for the fourth quarter of 2010 and by approximately 11% over ATM services revenue for the first quarter of 2010.

•	First quarter 2011 ATM services adjusted EBITDA was approximately $1.5 million, compared to $1.1 million for the fourth quarter of 2010 and $1.5 million for the first quarter of 2010.

DVD Services Business Line
•	First quarter 2011 DVD services revenue was approximately $2.0 million, compared to $790,000 for the fourth quarter of 2010 and $43,000 for the first quarter of 2010.
•	First quarter 2011 DVD services gross profit was approximately $523,000, compared to ($191,000) for the fourth quarter of 2010 and ($17,000) for the first quarter of 2010.
•	First quarter 2011 DVD services adjusted EBITDA was approximately $40,000, compared to ($507,000) for the fourth quarter of 2010 and ($110,000) for the first quarter of 2010

Corporate Support
•	First quarter 2011 SG&A in Corporate Support was approximately $382,000, compared to $417,000 for the fourth quarter of 2010 and $376,000 for the first quarter of 2010.

Lock Ireland, Vice Chairman of the Board of Directors and Co-Chief Executive Officer, commented, “The strategic initiatives we put in place are gaining traction and contributed to increased profitability of our ATM services business and accelerated the revenue from the DVD services business. Approximately $1.1 million of the increased DVD business in the quarter came from revenues generated by the Tejas acquisition that closed on January 1, 2011.”

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

Second Quarter 2011 Outlook:
•	Consolidated Revenue	$8.2 million
•	Consolidated Gross Margin	$3.2 million
•	Consolidated SG&A	$1.9 million
•	Consolidated Adjusted EBITDA	$1.3 million
•	EPS	$0.01 per share

Michael I. Connolly added, “The month of March yielded positive net income and we expect those results to be a springboard for stronger operating and financial results for the remainder of the year.”

First Quarter 2011 Financial Results

The Company reported consolidated revenues of approximately $8.0 million for the first quarter ended March 31, 2011, up 30.8% sequentially from $6.1 million in Q4 of 2010 and up 47.8% compared to $5.4 million for the first quarter ended March 31, 2010. Revenue of approximately $2.0 million in the DVD services business for the first quarter of 2011 compared to $790,000 in the fourth quarter of 2010 and $43,000 in the year-ago period.  Revenue of approximately $5.9 million in the ATM services business for the first quarter of 2011 compared to approximately $5.3 million in both the fourth quarter of 2010 and in the year-ago period.

Gross profit was $3.1 million, or 38.7% gross margin, for the first quarter ended March 31, 2011, compared to sequential gross profit of $2.0 million, or 33.7% gross margin, in the fourth quarter of 2010 and compared to $2.5 million, or 46.9% gross margin, for the first quarter of 2010.

Operating loss was $260,000 for the first quarter ended March 31, 2011, compared to an operating loss in Q4 2010 of $1.2 million and compared to net income from operations of $440,000 for the first quarter ended March 31, 2010.

During the first quarter of 2011, the Company recorded net interest expense of $171,000, compared to net interest expense of $121,000 for the same period of 2010. The increase was mainly due to an increase in debt.

EBITDA (earnings before net interest, taxes, depreciation and amortization) for the first quarter of 2011 was $491,000, compared to $949,000 for the first quarter of 2010. Adjusted EBITDA (EBITDA before stock compensation expense, restructuring charges and other non-operating expense) was $1.1 million for the first quarter of 2011 compared to $1.0 million for the first quarter of 2010. EBITDA and adjusted EBITDA represent non-GAAP (Generally Accepted Accounting Principles) financial measures. A table reconciling these measures to the appropriate GAAP measures is included in this release.

Net loss for the first quarter ended March 31, 2011 was $544,000, or $0.02 loss per basic and diluted share (based on 22.3 million basic and diluted weighted average shares outstanding), compared sequentially in Q4 of 2010 to a net loss of $1.2 million, or $0.05 per basic and diluted share (based on 22.1 million basic and diluted weighted average shares outstanding),  and compared to net income of $319,000, or $0.02 per basic and $0.01 per diluted share (based on 21.9 million basic and 23.8 million diluted weighted average shares outstanding, respectively), for the same period of 2010.

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

Balance Sheet and Cash Flows

The Company ended the first quarter 2011 with approximately $1.7 million in cash, compared to approximately $1.7 million as of December 31, 2010.

Net cash used in operating activities during the quarter ended March 31, 2011 was $28,000, compared to net cash provided by operating activities of $919,000 during the quarter ended March 31, 2010. Shareholders’ equity decreased 2.6% to $15.5 million from $15.9 million at December 31, 2010.

Disclosure of Non-GAAP Financial Information

EBITDA and Adjusted EBITDA and Adjusted Net Income are non-GAAP financial measures provided as a complement to results prepared in accordance with accounting principles generally accepted within the United States of America ("GAAP") and may not be comparable to similarly-titled measures reported by other companies. Management believes that the presentation of these measures and the identification of unusual, non-recurring, or non-cash items enhance an investor's understanding of the underlying trends in the Company's business and provide for better comparability between periods in different years.  However, non-GAAP net income should not be construed as an alternative to GAAP as an indicator of our operating performance because the items excluded from the non-GAAP measures often have a material impact on results of operations. Therefore, management uses - and investors should use - non-GAAP measures in conjunction with our reported GAAP results.

EBITDA excludes interest expense, tax benefit, depreciation expenses and amortization expenses.   Adjusted EBITDA excludes severance and restructuring charges, acquisition costs and other non-operating expense.  Since Adjusted EBITDA excludes certain non-recurring or non-cash items, these measures may not be comparable to similarly-titled measures employed by other companies. The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing, or financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

Conference Call Information

The Company has scheduled a conference call on Wednesday, May 4, 2011 at 10 a.m. ET to discuss financial results for the quarter ended March 31, 2011. Anyone interested in participating should call 1-877-941-4778 and enter pass code 4436429 if calling within the United States, or 1-480-629-9763 and pass code 4436429 if calling internationally, approximately 5 to 10 minutes prior to 10 a.m.  There will be a playback available until May 11, 2011. To listen to the playback, please call 1-877-870-5176 if calling within the United States or 1-858-384-5517 if calling internationally.  Please use pass code 4436429 for the replay.  A transcript of the conference call will be available on the Company's website on May 11, 2011 or by calling Brett Maas of Hayden IR at 646-536-7331.

About Global Axcess Corp

Headquartered in Jacksonville, Florida, Global Axcess Corp was founded in 2001 with a mission to emerge as the leading independent provider of self-service kiosk services in the United States. The Company provides turnkey ATM and other self-service kiosk management solutions that include cash and inventory management, project and account management services. Global Axcess Corp currently owns, manages or operates more than 5,300 ATMs and DVD kiosks in its national network spanning 43 states.  For more information on the Company, please visit http://www.globalaxcess.biz.  For more information on Nationwide Money Services, please visit http://www.nationwidemoney.com.

Investor Relations Contacts:
    Sharon Jackson: 904-395-1149
    IR@GAXC.biz

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

    Hayden IR:
    Brett Maas or Jeff Stanlis: (646) 536-7331
    Brett@haydenir.com / Jeff@haydenir.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as: "believes," "expects," "may," "will," "should," or "anticipates," or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties.  Forward-looking statements give the Company's current expectations or forecasts of future events, future financial performance, strategies, expectations, competitive environment, regulation, and availability of resources. The forward-looking statements contained in this release include, among other things, statements concerning projections, predictions, expectations, estimates or forecasts as to the Company's business, financial and operational results and future economic performance, and statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

Other factors that could cause the Company's actual performance or results to differ from its projected results are described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. You should not read forward-looking statements as a guarantee of future performance or results. They will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.

- tables follow –

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

GLOBAL AXCESS CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
	(Unaudited)	(Audited)
	March 31, 2011	December 31, 2010
ASSETS
Current assets
Cash and cash equivalents	$1,656,850	$1,743,562
Accounts receivable, net of allowance of $5,302 in 2011 and $4,354 in 2010	954,366	410,956
Inventory, net of allowance for obsolescence of $182,572 in 2011 and 2010	1,938,129	1,389,606
Deferred tax asset - current	363,926	363,926
Prepaid expenses and other current assets	108,397	139,551
Total current assets	5,021,668	4,047,601

Fixed assets, net	9,349,037	9,581,561

Other assets
Merchant contracts, net	12,012,871	10,879,029
Intangible assets, net	4,209,293	4,219,216
Deferred tax asset - non-current	1,611,285	1,611,285
Other assets	95,969	66,807

Total assets	$32,300,123	$30,405,499

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$5,725,898	$4,604,837
Notes payable - related parties - current portion, net	30,547	29,740
Notes payable - current portion	22,316	21,777
Senior lenders' notes payable - current portion, net	3,070,362	2,426,915
Capital lease obligations - current portion	411,649	455,188
Total current liabilities	9,260,772	7,538,457

Long-term liabilities
Notes payable - related parties - long-term portion, net	35,918	43,694
Notes payable - long-term portion	45,706	51,476
Senior lenders' notes payable - long-term portion, net	7,300,382	6,622,539
Capital lease obligations - long-term portion	129,231	205,275
Total liabilities	16,772,009	14,461,441

Stockholders' equity
Preferred stock; $0.001 par value; 5,000,000 shares
authorized, no shares issued and outstanding	-	-
Common stock; $0.001 par value; 45,000,000 shares authorized,
22,985,188 and 22,292,469 shares issued and 22,544,726 and 22,139,444 shares
outstanding at March 31, 2011 and December 31, 2010, respectively	22,594	22,188
Additional paid-in capital	23,468,177	23,202,338
Accumulated deficit	(7,742,146)	(7,198,502)
Treasury stock; 440,462 and 153,025 shares of common stock at cost
at March 31, 2011 and December 31, 2010, respectively	(220,511)	(81,966)
Total stockholders' equity	15,528,114	15,944,058
Total liabilities and stockholders' equity	$32,300,123	$30,405,499

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

GLOBAL AXCESS CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended
	March 31, 2011	March 31, 2010

Revenues	$7,950,071	$5,380,078

Cost of revenues	4,876,170	2,857,934
Gross profit	3,073,901	2,522,144

Operating expenses
Depreciation expense	575,324	309,895
Amortization of intangible merchant contracts	288,438	199,332
Selling, general and administrative	1,963,646	1,525,863
Restructuring charges	485,040	-
Stock compensation expense	21,700	47,155
Total operating expenses	3,334,148	2,082,245
Operating income (loss) from operations
before items shown below	(260,247)	439,899

Interest expense, net	(170,897)	(121,331)
Other non-operating expense	(112,500)	-
Net income (loss)	$(543,644)	$318,568

Income (loss) per common share - basic:
Net income (loss) per common share	$(0.02)	$0.02

Income (loss) per common share - diluted:
Net income (loss) per common share	$(0.02)	$0.01

Weighted average common shares outstanding:
Basic	22,287,759	21,892,152
Diluted	22,287,759	23,758,755

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

GLOBAL AXCESS CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
	For the Three Months Ended
	March 31, 2011	March 31, 2010

Cash flows from operating activities:
Income (loss) from operations	$(543,644)	$318,568
Adjustments to reconcile net income (loss) from operations
to net cash provided by (used in) operating activities:
Stock based compensation	21,700	47,155
Depreciation expense	575,324	309,895
Amortization of intangible merchant contracts	288,438	199,332
Amortization of capitalized loan fees	17,800	6,470
Allowance for doubtful accounts	(5,052)	3,963
Changes in operating assets and liabilities, net of effects of acquisition of Tejas:
Change in accounts receivable, net	(538,358)	(57,635)
Change in inventory, net	(459,607)	(56,636)
Change in prepaid expenses and other current assets	31,154	(196,721)
Change in other assets	(29,162)	(5,500)
Change in intangible assets, net	(7,877)	(3,878)
Change in accounts payable and accrued liabilities	621,061	354,163
Net cash provided by (used in) operating activities	(28,223)	919,176

Cash flows from investing activities:
Cash paid for Tejas acquisition	(875,000)	-
Costs of acquiring merchant contracts	(55,596)	(275)
Purchase of property and equipment	(317,400)	(409,592)
Net cash used in investing activities	(1,247,996)	(409,867)

Cash flows from financing activities:
Proceeds from senior lenders' notes payable	1,907,775	-
Proceeds from notes payable	-	225,282
Principal payments on senior lenders' notes payable	(586,485)	(449,160)
Principal payments on notes payable	(5,231)	(17,329)
Principal payments on notes payable - related parties	(6,969)	(6,220)
Principal payments on capital lease obligations	(119,583)	(195,904)
Net cash provided by (used in) financing activities	1,189,507	(443,331)
Increase (decrease) in cash	(86,712)	65,978
Cash, beginning of period	1,743,562	2,007,860
Cash, end of the period	$1,656,850	$2,073,838

Cash paid for interest	$151,302	$115,032

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

The following table sets forth a reconciliation of net income (loss) from operations to EBITDA from operations for the three months ended March 31, 2011 and 2010:

	For the Three Months Ended
	March 31, 2011	March 31, 2010

Net income (loss) from operations	$(543,644)	$318,568
Interest expense, net	170,897	121,331
Depreciation expense	575,324	309,895
Amortization of intangible merchant contracts	288,438	199,332
EBITDA from operations	$491,015	$949,126

The following table sets forth a reconciliation of net income (loss) from operations to EBITDA from operations before stock compensation expense, restructuring charges and other non-operating expense (“Adjusted EBITDA”) for the three months ended March 31, 2011 and 2010:

	For the Three Months Ended
	March 31, 2011	March 31, 2010

Net income (loss) from operations	$(543,644)	$318,568
Interest expense, net	170,897	121,331
Depreciation expense	575,324	309,895
Amortization of intangible merchant contracts	288,438	199,332
Restructuring charges	485,040	-
Stock compensation expense	21,700	47,155
Other non-operating expense	112,500	-
Adjusted EBITDA from operations	$1,110,255	$996,281

The following table summarizes our revenue, gross profit, SG&A, stock compensation expenses, depreciation and amortization, restructuring charges, operating income (loss), net income (loss) and Adjusted EBITDA by segment for the periods indicated below.

EBITDA (a non-GAAP measure) is defined as earnings before net interest, taxes, depreciation and amortization.  Adjusted EBITDA is defined as EBITDA from operations before stock compensation expense, restructuring charges and other non-operating expense.

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256 www.globalaxcess.biz

	For the Three Months Ended
	March 31, 2011	March 31, 2010

Revenue:
ATM Services	$5,946,577	$5,337,208
DVD Services	2,003,494	42,870
Corporate Support	-	-
Consolidated revenue	$7,950,071	$5,380,078

Gross profit:
ATM Services	$2,550,874	$2,538,804
DVD Services	523,027	(16,660)
Corporate Support	-	-
Consolidated gross profit	$3,073,901	$2,522,144

SG&A:
ATM Services	$1,098,567	$1,056,111
DVD Services	482,805	93,680
Corporate Support	382,274	376,072
Consolidated SG&A	$1,963,646	$1,525,863

Stock compensation expense:
ATM Services	$-	$-
DVD Services	-	-
Corporate Support	21,700	47,155
Consolidated stock compensation expense	$21,700	$47,155

Depreciation & Amortization:
ATM Services	$479,216	$413,139
DVD Services	308,273	15,151
Corporate Support	76,273	80,937
Consolidated depreciation & amortization	$863,762	$509,227

Restructuring charges
ATM Services	$24,218	$-
DVD Services	-	-
Corporate Support	460,822	-
Consolidated restructuring charges	$485,040	$-

Operating income (loss):
ATM Services	$948,873	$1,069,554
DVD Services	(268,051)	(125,491)
Corporate Support	(941,069)	(504,164)
Consolidated operating income (loss)	$(260,247)	$439,899

Net income (loss):
ATM Services	$933,125	$1,040,776
DVD Services	(230,551)	(125,491)
Corporate Support	(1,246,218)	(596,717)
Consolidated net income (loss)	$(543,644)	$318,568

Adjusted EBITDA:
ATM Services	$1,452,307	$1,482,693
DVD Services	40,222	(110,340)
Corporate Support	(382,274)	(376,072)
Consolidated Adjusted EBITDA	$1,110,255	$996,281

###

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz